UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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KALA PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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 KALA PHARMACEUTICALS, INC.

490 Arsenal Way, Suite 120

Watertown, MA 02472

(781) 996‑5252

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 17, 2021

Dear Stockholders:

You are cordially invited to attend the 2021 annual meeting of stockholders of Kala Pharmaceuticals, Inc. To support the health and well-being of our stockholders, employees and directors in light of the novel coronavirus (COVID-19) pandemic, the 2021 annual meeting of stockholders will be a virtual meeting held via the Internet at www.virtualshareholdermeeting.com/KALA2021 on June 17, 2021 at 9:00 a.m., Eastern Time. At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of two Class I directors, Andrew I. Koven and Gregory D. Perry, nominated by our board of directors, each to serve for a three-year term expiring at the 2024 annual meeting of stockholders or until his successor has been duly elected and qualified;
2.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

As noted above, due to the COVID-19 pandemic, our annual meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. This means you can attend the annual meeting online, vote your shares electronically during the annual meeting and submit questions online during the annual meeting by accessing www.virtualshareholdermeeting.com/KALA2021 shortly prior to the scheduled start of the meeting and entering the 16-digit control number found on the proxy card, voting instruction form or notice of availability of proxy materials. In light of the public health and safety concerns related to COVID-19, we believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world. Pending the status of the COVID-19 pandemic, we intend to resume our practice of holding an in-person meeting next year.

Stockholders of record at the close of business on April 21, 2021 will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. A list of stockholders as of the close of business on the record date will be available online for examination by our stockholders of record during the annual meeting.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We are mailing the Notice of Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 17, 2021 on or about April 28, 2021, and it contains instructions on how to access those documents over the Internet. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting.

We encourage all stockholders to attend the virtual annual meeting. However, whether or not you plan to attend the virtual annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions of each of your voting options described in the proxy statement.

Thank you for your ongoing support and continued interest in Kala.

By Order of the Board of Directors,

Mark Iwicki

President and Chief Executive Officer

Watertown, Massachusetts

April 28, 2021

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 17, 2021: The proxy statement and our 2020 annual report to stockholders, which includes our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020, are available at www.proxyvote.com. These documents are also available to any stockholder who wishes to receive a paper copy by calling 1‑800‑579‑1639, by emailing sendmaterial@proxyvote.com or by submitting a request over the Internet at www.proxyvote.com.

i

 KALA PHARMACEUTICALS, INC.

490 Arsenal Way, Suite 120

Watertown, MA 02472

(781) 996‑5252

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 17, 2021

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Kala Pharmaceuticals, Inc. for use at the annual meeting of stockholders to be held on June 17, 2021 at 9:00 a.m., Eastern Time, and at any adjournment thereof. To support the health and well-being of our stockholders, employees and directors in light of the novel coronavirus (COVID-19) pandemic, the annual meeting of stockholders will be a virtual meeting held via the Internet at www.virtualshareholdermeeting.com/KALA2021. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. As always, we encourage you to vote your shares prior to the annual meeting regardless of whether you intend to attend.

Except where the context otherwise requires, references to “Kala,” “the Company,” “we,” “us,” “our” and similar terms refer to Kala Pharmaceuticals, Inc.

This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. We are making this proxy statement, the related proxy card and our annual report to stockholders for the fiscal year ended December 31, 2020 available to stockholders for the first time on or about April 28, 2021.

A copy of our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Kala Pharmaceuticals, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472 or by calling 1‑800‑579‑1639, by emailing sendmaterial@proxyvote.com or by submitting a request over the Internet at www.proxyvote.com. This proxy statement and our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?
A.

Our board of directors has made these materials available to you on the Internet in connection with the solicitation of proxies for use at our 2021 annual meeting of stockholders to be held virtually on June 17, 2021 at 9:00 a.m., Eastern Time. As a holder of common stock, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission, or SEC, rules and that is designed to assist you in voting your shares.

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A.

In accordance with SEC rules, we may furnish proxy materials, including this proxy statement and our 2020 annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the notice.

Q.What is the purpose of the annual meeting?

A.At the annual meeting, stockholders will consider and vote on the following matters:

1.

The election of two Class I directors, Andrew I. Koven and Gregory D. Perry, nominated by our board of directors, each to serve for a three-year term expiring at the 2024 annual meeting of stockholders or until his successor has been duly elected and qualified (Proposal 1);

2.	The ratification of the appointment of Deloitte & Touche LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2); and
3.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.
Q.	Why is the annual meeting a virtual, online meeting?
A.

To support the health and well-being of our stockholders, employees and directors in light of the novel COVID-19 pandemic, our annual meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. In light of the public health and safety concerns related to the COVID-19 pandemic, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our annual meeting by enabling stockholders to safely participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.proxyvote.com in advance of the meeting and will available during the online meeting at www.virtualshareholdermeeting.com/KALA2021. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. Pending the status of the COVID-19 pandemic, we intend to return to holding an in person annual meeting for our 2022 annual meeting of stockholders.

Q.	How do I virtually attend the annual meeting?
A.

We will host the annual meeting live online. The webcast of the annual meeting will start at 9:00 a.m., Eastern Time, on June 17, 2021. Online access to the webcast will open fifteen (15) minutes prior to the start of the annual meeting to allow time for you to log-in and test your device’s audio system. To be admitted to the virtual Annual Meeting, you will need to log-in at www.virtualshareholdermeeting.com/KALA2021 using the 16-digit control number on the proxy card, voting instruction form or notice of availability of proxy materials.

Beginning fifteen (15) minutes prior to, and during, the annual meeting, we will have technicians standing by and ready to assist you with any technical difficulties you may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the virtual meeting, please call the technical support team at the phone number available on www.virtualshareholdermeeting.com/KALA2021.

Q.Who can vote at the annual meeting?

A.

To be entitled to vote, you must have been a stockholder of record at the close of business on April 21, 2021, the record date for our annual meeting. There were 64,582,465 shares of our common stock outstanding and entitled to vote at the annual meeting as of the record date.

Q.How many votes do I have?

A.	Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the annual meeting.

Q.How do I vote?

A.

If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, American Stock Transfer & Trust Company, LLC, you may vote your shares during the annual meeting or by proxy prior to the annual meeting as follows:

1.

Over the Internet prior to the Annual Meeting: To vote over the Internet prior to the annual meeting, please go to the following website: www.proxyvote.com, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet prior to the annual meeting, you do not need to complete and mail your proxy card or vote your proxy by telephone. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on June 16, 2021, the day before the annual meeting, for your proxy to be valid and your vote to count.

2.

By Telephone prior to the Annual Meeting: To vote by telephone, please call 1‑800‑690‑6903 in the United States, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on June 16, 2021, the day before the annual meeting, for your proxy to be valid and your vote to count.

3.

By Mail prior to the Annual Meeting: To vote by mail, you must mark, sign and date the proxy card and then mail the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote your proxy over the Internet or by telephone. The proxy card must be received not later than June 16, 2021, the day before the annual meeting, for your proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

4.

Over the Internet during the Annual Meeting: If you attend the annual meeting virtually, you may vote your shares online (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/KALA2021 during the annual meeting. You will need your 16-digit control number included on the proxy card, voting instruction form or notice of availability of proxy materials. If you vote by proxy prior to the annual meeting and also virtually attend the annual meeting, there is no need to vote again at the annual meeting unless you wish to change your vote.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a bank, broker, or other nominee, then you are deemed to be the beneficial owner of your shares and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

If you do not give instructions to your bank, broker or other nominee, your bank, broker or other nominee will still be able to vote your shares with respect to certain “discretionary” items. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2) is considered a discretionary item. Accordingly, your bank, broker or other nominee may vote your shares in its discretion with respect to that matter even if you do not give voting instructions on Proposal 2.

However, under applicable stock exchange rules that regulate voting by registered brokerage firms, the election of our nominees to serve as Class I directors (Proposal 1) is not considered to be a discretionary item. Accordingly, if you do not give your broker voting instructions on Proposal 1, your broker may not vote your shares with respect to this matter and your shares will be counted as “broker non-votes” with respect to this proposal. A “broker non-vote” occurs when shares held by a bank, broker or other nominee are not voted with respect to a particular proposal because the bank, broker or other nominee does not have or did not exercise discretionary authority to vote on the matter and has not received voting instructions from its client.

If your shares are held in “street name”, you will receive instructions from your bank, broker or other nominee explaining how you can attend the annual meeting online and vote your shares online during the Annual Meeting.

Even if you plan to attend the annual meeting online, we urge you to vote your shares by proxy in advance of the annual meeting so that if you should become unable to attend the annual meeting your shares will be voted as directed by you.

Q.	Can I change my vote?
A.

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the annual meeting. To do so, you must do one of the following:

1.

Vote over the Internet or by telephone as instructed above under “Over the Internet Prior to the Annual Meeting” or “By Telephone Prior to the Annual Meeting”. Only your latest Internet or telephone vote is counted.

2.	Sign, date and return a new proxy card. Only your latest dated and timely received proxy card will be counted.
3.

Attend the annual meeting virtually and vote online as instructed above under “Over the Internet during the Annual Meeting.” Your virtual attendance at the annual meeting, without voting online during the annual meeting, will not revoke your proxy.

4.	Give our corporate secretary written notice before the annual meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote online during the annual meeting, which will have the effect of revoking any previously submitted voting instructions if you follow the procedures described under “How do I vote?” above.

Q.	How many shares must be represented to have a quorum and hold the annual meeting?
A.

A majority of our shares of common stock outstanding at the record date must be present virtually or represented by proxy to hold the annual meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy card by mail or that are represented virtually at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in “street name” by banks, brokers or other nominees who indicate on their proxies that they do not have authority to vote those shares. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?
A.	Proposal 1—Election of Class I Directors

A nominee will be elected as a director at the annual meeting if the nominee receives a plurality of the votes cast by stockholders entitled to vote on the election “FOR” the applicable seat on the board of directors.

Shares withheld from voting and “broker non-votes” will not be counted as votes in favor of such matter and will also not be counted as shares voting on Proposal 1. Accordingly, shares withheld and “broker non-votes” will have no effect on the voting on Proposal 1.

Proposal 2—Ratification of the Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast by holders of all shares of common stock present or represented at the meeting on Proposal 2 is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Shares that abstain from voting will not be counted as votes in favor of Proposal 2 and will also not be counted as shares voting on Proposal 2. Accordingly, abstentions will have no effect on the voting on Proposal 2.

Q.How does the board of directors recommend that I vote on the proposals?

A.	Our board of directors recommends that you vote:

FOR the election of the two nominees to serve as Class I directors, each for a three-year term; and

FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Q.Are there other matters to be voted on at the annual meeting?

A.

We do not know of any matters that may come before the annual meeting other than the election of our Class I directors and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.Where can I find the voting results?

A.

We plan to announce preliminary voting results at the annual meeting and will report final voting results in a Current Report on Form 8‑K filed with the SEC within four business days following the date of our annual meeting.

Q.What are the costs of soliciting these proxies?

A.

We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile, and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Q.How do I submit a question at the annual meeting?

A.

If you wish to submit a question, on the day of the annual meeting, beginning at 9:00 a.m. Eastern Time on June 17, 2021, you may log into the virtual meeting platform and follow the instructions there. Our virtual meeting will be governed by our Rules of Conduct and Procedures that will be posted at www.proxyvote.com in advance of the meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all these exemptions until such time as we are no longer an emerging growth company. We may remain an emerging growth company until December 31, 2022, although we would cease to be an emerging growth company earlier if we have more than $1.07 billion in annual revenue, if we have more than $700 million in market value of our stock held by non-affiliates as of the last day of our preceding second fiscal quarter or if we issue more than $1 billion of non-convertible debt over a three-year period. We have taken advantage of certain reduced reporting obligations in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Implications of Being a “Smaller Reporting Company”

We are a “smaller reporting company,” as defined in Rule 12b‑2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC has adopted rules allowing smaller reporting companies to provide scaled disclosure, and we are permitted and plan to rely on these exemptions from certain disclosure requirements for as long as we remain a smaller reporting company. We are a smaller reporting company so long as we have a public float of less than $250 million, or have annual revenues of less than $100 million and a public float less than $700 million, determined on an annual basis. Under the scaled disclosure obligations available to smaller reporting companies, we are not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation. We have taken advantage of certain reduced reporting obligations in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Election of Directors

Our board of directors is authorized to have, and currently consists of, seven members divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors (Andrew I. Koven and Gregory D. Perry), whose terms expire at the 2021 annual meeting of stockholders; two Class II directors (Mark Iwicki and Gregory Grunberg), whose terms expire at the 2022 annual meeting of stockholders; and three Class III directors (Robert Paull, Howard B. Rosen, and Rajeev Shah) whose terms expire at the 2023 annual meeting of stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

Set forth below are the names of and certain information for each member of our board, including the nominees for election as Class I directors, as of April 15, 2021. The information presented includes each director’s and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which he has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our nominating and corporate governance committee and our board of directors to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “Corporate Governance Matters—Director Nomination Process” that the nominating and corporate governance committee expects of each director. There are no family relationships among any of our directors, nominees for director, or executive officers.

Name	Age	Position
Class I Director Nominees
Andrew I. Koven(2)(3)	63	Director
Gregory D. Perry (1)	60	Director
Class II Directors
Mark Iwicki	54	Chief Executive Officer, President and Chairman of the Board
Gregory Grunberg, M.D.(2)	48	Director
Class III Directors
Robert Paull(1)(3)	44	Director
Howard B. Rosen(1)	63	Director
Rajeev Shah(2)(3)	43	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Class I Director Nominees

Andrew I. Koven has served as a member of our board of directors since September 2017 and as our Lead Independent Director since December 2018. Mr. Koven was, until his retirement in January 2019, the President and Chief Business Officer of Aralez Pharmaceuticals Inc., or Aralez, a public specialty pharmaceutical company, and served in that role with the company’s predecessor, Pozen Inc., commencing in June 2015. Prior to joining Pozen, Mr. Koven served as Executive Vice President, Chief Administrative Officer and General Counsel of Auxilium Pharmaceuticals Inc., a public specialty biopharmaceutical company, from February 2012 until January 2015, when it was acquired by Endo International plc. Mr. Koven served as President and Chief Administrative Officer and a member of the board of directors of Neurologix, Inc., a company focused on the development of multiple innovative gene therapy development programs, from September 2011 to November 2011. Before Neurologix, Mr. Koven served as Executive Vice President and Chief Administrative and Legal Officer of Inspire Pharmaceuticals, Inc., a public specialty pharmaceutical company, from July 2010 until May 2011 when it was acquired by Merck & Co., Inc. Previously, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Sepracor Inc. (now Sunovion), a public specialty pharmaceutical company, from March 2007 until February 2010 when it was acquired by Dainippon Sumitomo Pharma Co., Ltd. Prior to joining Sepracor, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Kos Pharmaceuticals, Inc., a public specialty pharmaceutical company, from August 2003 until its acquisition by Abbott Laboratories (now AbbVie) in December 2006. Mr. Koven began his career in the pharmaceutical industry first as an Assistant General Counsel and then as Associate General Counsel at Warner-Lambert Company from 1993 to 2000, followed by his role as Senior Vice President and General Counsel at Lavipharm Corporation from 2000 to 2003. From 1986 to 1992 he was a corporate associate at Cahill, Gordon & Reindel in New York. From 1992 to 1993 he served as Counsel, Corporate and Investment Division, at The Equitable Life Assurance Society of the U.S. Mr. Koven holds a Master of Laws (LL.M.) Degree from Columbia University School of Law and a Bachelor of Laws (LL.B.) Degree and Bachelor of Arts Degree in Political Science from Dalhousie University. We believe that Mr. Koven’s extensive experience in the pharmaceutical industry qualifies him to serve as a member of our board of directors.

Gregory D. Perry has served as a member of our board of directors since February 2018. Mr. Perry has served as Chief Financial Officer for Finch Therapeutics Group, Inc., a public therapeutics company focused on the microbiome, since June 2018. Previously, he served as Chief Financial and Administrative Officer of Novelion Therapeutics Inc., or Novelion, a public biopharmaceutical company, from November 2016 to December 2017. Prior to this, Mr. Perry was Chief Financial Officer of Aegerion Pharmaceuticals, Inc., a public biopharmaceutical company, from July 2015 until its merger with Novelion in November 2016. Prior to that, he served as Chief Financial and Business Officer of Eleven Biotherapeutics, Inc., a public company, from January 2014 to June 2015. Before joining Eleven Biotherapeutics, Mr. Perry served as the Interim Chief Financial Officer of InVivo Therapeutics, a public biotechnology company, from September 2013 to December 2013, and prior to that he served as the Senior Vice President and Chief Financial Officer of ImmunoGen, Inc., a public biotechnology company, from 2009 until he was promoted in 2011 to Executive Vice President and Chief Financial Officer, a role he held until 2013. Before that, he was the Chief Financial Officer of Elixir Pharmaceuticals. Mr. Perry previously was Senior Vice President and Chief Financial Officer of Transkaryotic Therapies. He has also held various financial leadership roles within PerkinElmer Inc., Domantis Ltd., Honeywell and General Electric. Since May 2016, Mr. Perry has served on the board of directors of Merus N.V., a public clinical-stage immuno-oncology company, including as Chair of its Audit Committee. From December 2011 to February 2016, Mr. Perry served on the board of directors of Ocata Therapeutics, a public biotechnology company, including as Chair of its Audit Committee and a member of its Compensation Committee, until it was acquired by Astellas Pharma Inc. Mr. Perry received a B.A. in Economics and Political Science from Amherst College. We believe that Mr. Perry’s experience in the biopharmaceutical industry, including his specific experience in financial leadership roles in biopharmaceutical companies, qualifies him to serve as a member of our board of directors.

Class II Directors

Mark Iwicki has served as our Chief Executive Officer and Chairman of our board of directors since September 2015 and our President since August 2017. Previously he served as Executive Chairman of our board of directors from April 2015 to September 2015. Prior to joining us, Mr. Iwicki served as President and Chief Executive Officer of Civitas Therapeutics, Inc., or Civitas, a biopharmaceutical company, from January 2014 to November 2014. Prior to Civitas, Mr. Iwicki served as President and Chief Executive Officer at Blend Therapeutics, Inc., or Blend, a biopharmaceutical company, from December 2012 to January 2014. Prior to Blend, Mr. Iwicki was President and Chief Executive Officer of Sunovion Pharmaceuticals Inc. (formerly Sepracor Inc.), or Sunovion, a pharmaceutical company. Mr. Iwicki was at Sepracor/Sunovion from October 2007 to June 2012. Prior to joining Sepracor Inc., Mr. Iwicki was Vice President and Business Unit Head at Novartis Pharmaceuticals Corporation, a biopharmaceutical company. He was at Novartis from March 1998 to October 2007. Prior to that, Mr. Iwicki held management positions at Astra Merck Inc. and Merck & Co., Inc. In addition to serving on our board of directors, Mr. Iwicki also currently serves on the boards of Merus N.V., Pulmatrix Inc. and Akero Therapeutics, Inc., and formerly served on the board of Aimmune Therapeutics, Inc., all publicly-traded companies. Mr. Iwicki holds a B.S. in Business Administration from Ball State University and an M.B.A. from Loyola University. We believe that Mr. Iwicki’s extensive experience as a pharmaceutical industry leader managing all stages of drug development and commercialization in multiple therapeutic areas qualifies him to serve as a member of our board of directors.

Gregory Grunberg, M.D. has served as a member of our board of directors since April 2016. Dr. Grunberg has been a Managing Director at Longitude Capital Management Co., LLC, a venture capital firm and a current 5% stockholder, or Longitude, since 2012 and has focused on drug development and medical technology solutions. Prior to joining Longitude, Dr. Grunberg was a Principal at Rho Ventures, a venture capital firm from 2007 to 2012, and an Engagement Manager at McKinsey & Company, a management consulting firm from 2004 to 2007. Dr. Grunberg is a board-certified physician in Internal Medicine and completed his residency at Cornell’s New York Presbyterian Hospital. He has maintained a limited clinical practice in Internal Medicine and affiliations with University of California, San Francisco and Kaiser Permanente. Dr. Grunberg currently serves on the boards of 89bio, Inc., Somatus, Inc. and WelbeHealth LLC. He is also a board observer at Sydnexis, Inc. He previously served on the board of California Cryobank (acquired by GI Partners). While at Rho Ventures he served on the board of AqueSys (acquired by Allergan) and was a board observer at both SARCode Bioscience (acquired by Shire) and PHT (acquired by ERT). Dr. Grunberg holds an M.D. and an M.B.A from Duke University where he was a Fuqua Scholar and an A.B. in Economics and English from Amherst College. We believe that Dr. Grunberg’s experience with biotechnology companies qualifies him to serve as a member of our board of directors.

Class III Directors

Robert Paull has served as a member of our board of directors since July 2009. Mr. Paull was a co-founder of, and since 2014 has been a Venture Partner at, Lux Capital Management, or Lux Capital, where he focuses on healthcare ventures. In addition, Mr. Paull served as our founding Chief Executive Officer, President and Treasurer from July 2009 to June 2012. Mr. Paull also served as founding Chief Executive Officer of Genocea Biosciences Inc., a vaccine discovery and development company, from August 2006 to February 2009, and was the co-founder of Lux Research, Inc., an emerging technology market research and consulting firm, which was founded in January 2004. From January 2018 to December 2020, Mr. Paull was the Chief Executive Officer of Mahana Therapeutics, Inc., a digital therapeutics company. Mr. Paull holds a B.S. in Architecture from the University of Virginia. We believe that Mr. Paull’s extensive experience guiding and investing in healthcare ventures qualifies him to serve as a member of our board of directors.

Howard B. Rosen has served as a member of our board of directors since January 2014. Since 2008, Mr. Rosen has served as a consultant to several companies in the biotechnology industry. He has also served as a lecturer at Stanford University in Chemical Engineering since 2009 and in Management since 2011. Mr. Rosen served as Chief Executive Officer of AcelRx Pharmaceuticals, Inc., or AcelRx, a public specialty pharmaceutical company developing products for pain relief, from April 2016 to March 2017, and Interim Chief Executive Officer from April 2015 to March 2016. Mr. Rosen also served as Interim President and Chief Executive Officer of Pearl Therapeutics, Inc. from June 2010 to

March 2011. From 2004 to 2008, Mr. Rosen was Vice President of Commercial Strategy at Gilead Sciences, Inc., a biopharmaceutical company. From 2003 until 2004, Mr. Rosen was President of ALZA Corporation, a pharmaceutical and medical systems company that merged in 2001 with Johnson & Johnson, a global healthcare company. Prior to that, from 1994 until 2003, Mr. Rosen held various positions at ALZA Corporation. Mr. Rosen is a member of the board of directors of AcelRx, a public pharmaceutical company, and also served on the board of directors of Alcobra, Ltd., a public pharmaceutical company, until November 2017. Mr. Rosen is also currently a member of the board of directors of private companies, including Hammerton, Inc., twoXAR Pharmaceuticals, Inc. and Entrega, Inc., and was a member of the board of directors of Metera Pharmaceuticals, Inc. from 2018 to 2020. Mr. Rosen holds a B.S. in Chemical Engineering from Stanford University, an M.S. in Chemical Engineering from the Massachusetts Institute of Technology and an M.B.A. from the Stanford Graduate School of Business where he was an Arjay Miller Scholar and Henry Ford II Scholar. We believe that Mr. Rosen’s experience in the biopharmaceutical industry, including his specific experience with the development and commercialization of pharmaceutical products, qualifies him to serve as a member of our board of directors.

Rajeev Shah has served as a member of our board of directors since July 2015. Since 2004, Mr. Shah has been a managing partner at RA Capital Management, L.P., a multi-stage investment manager dedicated to evidence-based investing in public and private healthcare and life science companies that are developing drugs, medical devices, and diagnostics and current 5% beneficial stockholder. Mr. Shah is currently a member of the board of directors of Solid Biosciences, Inc., Satsuma Pharmaceuticals, Inc., and Black Diamond Therapeutics, Inc., all publicly-traded biopharmaceuticals companies. Mr. Shah was previously a member of the board of directors of KalVista Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, from June 2015 through April 2018, Ra Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, from July 2015 through April 2020 and Eidos Therapeutics, Inc., a publicly-traded biopharmaceutical company, from March 2018 to August 2020. Mr. Shah holds a B.A. in Chemistry from Cornell University. We believe Mr. Shah is qualified to serve on our board of directors because of his leadership and financial experience at RA Capital Management, his experience in the biopharmaceutical industry, and his experience with venture capital investments.

Corporate Governance Matters

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the “Investors—Corporate Governance” section of our website, which is located at www.kalarx.com. Alternatively, you can request a copy of any of these documents by writing us at Kala Pharmaceuticals, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: General Counsel.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board of directors’ business, provide that, among other things:

●	the principal responsibility of our board of directors is to oversee our management;
●	a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;
●	the independent directors meet at least twice a year in executive session;
●	directors have full and free access to management and, as necessary and appropriate, independent advisors; and
●	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis.

Board Leadership Structure

Mr. Iwicki serves as Chairman of our board and as our President and Chief Executive Officer. Our board believes that combining the Chairman and Chief Executive Officer positions fosters clear accountability, effective decision-making and alignment of corporate strategy and is the appropriate leadership structure for us at this time. Our board believes that Mr. Iwicki’s combined role of Chairman and President and Chief Executive Officer promotes effective execution of strategic goals and facilitates information flow between management and our board. Mr. Koven has served as our Lead Independent Director since December 2018. As our Lead Independent Director, Mr. Koven’s responsibilities include the following, among others:

●	chairing any meeting of the independent directors of our board in executive session;
●	meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;
●	facilitating communications between other members of our board and our Chairman and Chief Executive Officer;
●	monitoring, with the assistance of our general counsel or our Chief Financial Officer, communications from stockholders and other interested parties and providing copies or summaries to the other directors as he considers appropriate;
●	working with our Chairman and Chief Executive Officer in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board; and
●	otherwise consulting with our Chairman and Chief Executive Officer on matters relating to corporate governance and board performance.

We believe this structure represents an appropriate allocation of roles and responsibilities for our company at this time. Our nominating and corporate governance committee evaluates our board leadership structure from time to time and may recommend further alterations of this structure in the future.

Board Determination of Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A‑3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C‑1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A‑3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C‑1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2021, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each then-sitting director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Mark Iwicki, is an “independent director” as defined under applicable Nasdaq rules. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Iwicki is not an independent director under these rules because he is our Chief Executive Officer.

Board of Director Meetings and Attendance

Our board of directors held eight meetings during the year ended December 31, 2020, or fiscal 2020. During fiscal 2020, each of the directors then in office attended at least 75% of the aggregate of the number of board of director meetings and the number of meetings held by all committees of the board of directors on which such director then served.

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All of our directors attended our 2020 annual meeting of stockholders virtually.

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The lead independent director, subject to advice and assistance from the company’s general counsel or an individual performing a similar function, if any, or the company’s chief financial officer, or an individual performing a similar function, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead independent director, or chairman of the nominating and corporate governance committee, as applicable, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to Andrew I. Koven, Lead Independent Director, c/o Kala Pharmaceuticals, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. A copy of each committee’s charter can be found under the “Investors—Corporate Governance” section of our website, which is located at www.kalarx.com.

Audit Committee

The members of our audit committee are Mr. Rosen, Mr. Paull and Mr. Perry. Mr. Perry is the chair of the audit committee. Our audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

●	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
●	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
●	overseeing our internal audit function;
●	overseeing our risk assessment and risk management policies;
●	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
●	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
●	reviewing and approving or ratifying any related person transactions; and
●	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee. In 2020, the audit committee delegated to its chair authority to pre-approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. By the terms of the delegated authority, the chair must report on any such approval of services pursuant to such authority at the first regularly scheduled meeting of the audit committee following such approval.

Our board of directors has determined that Mr. Perry is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The audit committee held five meetings during fiscal 2020.

Compensation Committee

The members of our compensation committee are Mr. Shah, Mr. Koven and Dr. Grunberg. Mr. Shah is the chair of the compensation committee. Our compensation committee’s responsibilities include:

●	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our Chief Executive Officer and our other executive officers;
●	overseeing an evaluation of our senior executives;
●	overseeing and administering our cash and equity incentive plans;
●	reviewing and making recommendations to our board of directors with respect to director compensation;
●	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
●	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The compensation committee held four meetings during fiscal 2020.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Mr. Paull, Mr. Koven and Mr. Shah. Mr. Paull is the chair of the nominating and corporate governance committee. Our nominating and corporate governance committee’s responsibilities include:

●	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
●	reviewing and making recommendations to our board with respect to our board leadership structure;
●	reviewing and making recommendations to our board with respect to management succession planning;
●	developing and recommending to our board of directors corporate governance principles; and
●	overseeing a periodic evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. The nominating and corporate governance committee held three meetings during fiscal 2020.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board of directors.

Criteria and Diversity

In considering whether to recommend to our board of directors any particular candidate for inclusion in our board of directors’ slate of recommended director nominees, including candidates recommended by stockholders, the nominating and corporate governance committee of our board of directors applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, the ability to act in the interests of all stockholders and lack of conflicts of interest.

The director biographies on pages 8 to 10 of this proxy statement indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our board of directors to conclude he should continue to serve as a director. Our nominating and corporate governance committee and our board of directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our board of directors as a whole.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the nominating and corporate governance committee also takes into consideration the diversity (for example, with respect to gender, race and national origin) of our board members. While the nominating and corporate governance committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors, the committee will deem diversity an important criteria to consider in evaluating future nominees and directors.

Stockholder Nominations

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, to Kala Pharmaceuticals, Inc., Attention: Nominating and Corporate Governance Committee, 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in this proxy statement under the heading “Other Matters – Stockholder Proposals for our 2022 Annual Meeting”, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Other Matters—Stockholder Proposals for our 2022 Annual Meeting.”

Bankruptcies

From February 2016 to March 2018, Mr. Trachtenberg served as General Counsel, Chief Compliance Officer and Corporate Secretary of Aralez. Prior to that, he served in similar capacities for Pozen Inc., Aralez’s predecessor, from June 2015 to February 2016. In addition, Mr. Koven was, until his retirement on January 30, 2019, the President and Chief Business Officer of Aralez and served in that role with the company’s predecessor, Pozen Inc., commencing on June 1, 2015. On August 10, 2018, Aralez and its affiliates each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

In September 2011, Mr. Koven was appointed President and Chief Administrative Officer and a member of the board of directors of Neurologix, Inc. Mr. Koven resigned from Neurologix, Inc. in November 2011, primarily due to the company’s inability to raise sufficient capital to continue its operations (including its inability to compensate Mr. Koven for his services). Neurologix, Inc. filed for protection under Chapter 7 of the U.S. Bankruptcy Code on March 16, 2012.

Oversight of Risk

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board of directors and its committees is to oversee the risk management activities of management. Our board of directors fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board of directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices; and our nominating and corporate governance committee oversees risk management activities relating to the composition of our board of directors and management succession planning. Each committee reports to the full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board of directors discuss particular risks.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. A copy of the code is available on the “Investors—Corporate Governance” section of our website, which is located at www.kalarx.com. Our board of directors is responsible for overseeing the code of business conduct and ethics and must approve any waivers of the code for directors, officers and employees. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8‑K.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel or, if none, to our chief financial officer, or individual performing a similar function. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

●	the related person’s interest in the related person transaction;
●	the approximate dollar value of the amount involved in the related person transaction;
●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
●	whether the transaction was undertaken in the ordinary course of our business;
●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
●	the purpose of, and the potential benefits to us of, the transaction; and
●	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

●	interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and
●	a transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

With respect to related person transactions, it is the practice of our board of directors to consider the nature of and business reasons for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests.

Related Person Transactions

In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, since January 1, 2019, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates of our directors, executive officers and holders of more than 5% of our voting securities. These transactions were approved in accordance with our Related Person Transaction Policy, and we believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

On March 13, 2020, we issued and sold 16,000,000 shares of our common stock in an underwritten public offering at a public offering price of $7.89 per share, before expenses and underwriting discounts and commissions. On April 3, 2020, we issued and sold an additional 979,371 shares of our common stock in the offering on the same terms following the exercise by the underwriters of their option to purchase additional shares. In the offering, certain of our 5% stockholders and their affiliated entities purchased an aggregate of 10,826,879 shares of our common stock at a price per share of $7.89. The following table sets forth the aggregate number of shares of our common stock that our 5% stockholders purchased in our underwritten public offering in 2020.

	Shares of
	Common	Aggregate
	Stock	Purchased
Purchaser	Purchase	Price
Entities affiliated with RA Capital(1)	6,337,135	$49,999,995
Entities affiliated Longitude Venture Partners(2)	2,534,854	19,999,998
Entities affiliated with OrbiMed Advisors LLC	1,954,890	15,424,082

(1)	Rajeev Shah, a member of our board of directors, is a member of RA Capital Management, L.P., which is the investment manager of RA Capital Healthcare Fund, L.P. and Blackwell Partners LLC – Series A.
(2)	Gregory Grunberg, a member of our board of directors, is a member of Longitude Capital Partners II, LLC, which is the general partner of Longitude Venture Partners II, L.P.

Registration Rights

We are a party to a registration rights agreement, as amended, with certain holders of our common stock, including Mr. Iwicki, certain of our 5% stockholders and their affiliates and entities affiliated with some of our directors. This registration rights agreement, as amended, provides these holders the right, subject to certain conditions, beginning after January 16, 2018, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and officers.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

Certain information regarding our executive officers as of April 15, 2021 is set forth below.

Name	Age	Position
Mark Iwicki	54	Chief Executive Officer, President and Chairman of the Board
Todd Bazemore	50	Chief Operating Officer
Kim Brazzell, Ph.D.	68	Chief Medical Officer
Hongming Chen, Sc.D.	50	Chief Scientific Officer
Mary Reumuth, C.P.A.	46	Chief Financial Officer and Treasurer
Eric L. Trachtenberg	48	General Counsel, Chief Compliance Officer and Corporate Secretary

Mark Iwicki is our President and Chief Executive Officer and a member of our Board of Directors. Please see “Board of Directors and Corporate Governance – Election of Directors” above for biographical information regarding Mr. Iwicki.

Todd Bazemore has served as our Chief Operating Officer since November 2017. Previously, he served as Executive Vice President and Chief Operating Officer of Santhera Pharmaceuticals (USA) Inc., or Santhera, a pharmaceutical company and subsidiary of Santhera Pharmaceuticals Holdings AG, from September 2016 until November 2017. Prior to joining Santhera, Mr. Bazemore served as Executive Vice President and Chief Commercial Officer of Dyax Corp., or Dyax, a biopharmaceutical company focused on orphan diseases, between April 2014 and January 2016, when Dyax was acquired by Shire plc. At Dyax, Mr. Bazemore oversaw all aspects of Dyax’s commercial department including sales, marketing, commercial analytics, market access and patient services. Between April 2012 and September 2013, he served as Vice President, Managed Markets at Sunovion Pharmaceuticals, Inc., or Sunovion (a subsidiary of Dainippon Sumitomo Pharma Co. Ltd.), a global biopharmaceutical company focused on serious medical conditions. Prior to that, Mr. Bazemore held several roles of increasing responsibility at Sunovion, including Vice President of Sales and Vice President of Respiratory Business Unit. Since October 2020, Mr. Bazemore has served on the board of directors of Pulmatrix Inc., a clinical stage publicly traded biopharmaceutical company. He received his Bachelor of Science from the University of Massachusetts, Lowell.

Kim Brazzell, Ph.D. has served as our Chief Medical Officer since February 2013. Dr. Brazzell served as Chief Medical Officer of Mimetogen Pharmaceuticals, Inc., a clinical stage biotechnology company, from January 2012 until December 2015. Dr. Brazzell also held several executive positions at Inspire Pharmaceuticals, Inc., or Inspire, a specialty pharmaceutical company focusing on ophthalmic and respiratory products, including Executive Vice President of Medical and Scientific Affairs from 2010 to 2011, Executive Vice President and Head of Ophthalmology Business from 2009 to 2010, and Senior Vice President of Ophthalmic Research and Development from 2004 to 2008. Prior to joining Inspire, Dr. Brazzell served as Global Head of Clinical R&D and Senior Vice President, U.S. R&D, of Novartis Ophthalmics AG from 2000 to 2004. Dr. Brazzell also served as Vice President, R&D at Ciba Vision Ophthalmics, Inc. and as Associate Director, R&D, at Alcon Laboratories, Inc. Dr. Brazzell received a B.S. in Pharmacy and a Ph.D. in Pharmaceutical Sciences from the University of Kentucky.

Hongming Chen, Sc.D. has served as our Chief Scientific Officer since October 2014. Prior to that, Dr. Chen served as our Executive Vice President of Research from October 2013 to October 2014 and our Vice President of Research from January 2010 to October 2013. Prior to joining us, Dr. Chen served as Director of Formulation Development at TransForm Pharmaceuticals Inc., or TransForm, from 2000 to January 2010. Before joining TransForm, Dr. Chen conducted vaccine delivery research and development at AstraZeneca plc from 1997 to 2000, and at Merck & Co., Inc. from 1996 to 1997. Dr. Chen is a member of the National Academy of Engineering, the College of Fellows of the American Institute for Medical and Biological Engineering and the College of Fellows of the Controlled Release Society. Dr. Chen received a B.S. in Chemical Engineering from The University of Texas at Austin in 1992 and both an M.S. and a Sc.D. in Chemical Engineering from the Massachusetts Institute of Technology.

Mary Reumuth, C.P.A. has served as our Chief Financial Officer since July 2017, Senior Vice President, Finance from February 2017 to July 2017, our Vice President, Finance from December 2014 to February 2017, our Senior Director, Finance from February 2014 to December 2014, as our Corporate Controller from February 2014 to July 2017 and Treasurer since February 2014. Prior to joining us, Ms. Reumuth acted as an independent financial consultant from November 2012 to January 2014 and, prior to that, served as Corporate Controller for Enobia Pharma Corp., or Enobia, a global biopharmaceutical company acquired by Alexion Pharmaceuticals, Inc., from May 2011 to June 2012. Prior to Enobia, Ms. Reumuth served as Director of Finance at Verenium Corporation, or Verenium, a biotechnology company, from December 2007 to March 2011. From 2001 to 2007, Ms. Reumuth held a variety of finance and accounting positions at Genzyme Corporation, or Genzyme, (now a Sanofi Company), and ILEX Oncology, Inc., or ILEX (acquired by Genzyme). Prior to ILEX, Ms. Reumuth was an auditor at Ernst & Young LLP. Ms. Reumuth earned her Bachelor’s degree in Business Administration from Texas A&M University—Corpus Christi, and is a Certified Public Accountant.

Eric L. Trachtenberg has served as our General Counsel and Corporate Secretary since April 2018 and as our Chief Compliance Officer since June 2018. Previously, he served as General Counsel, Chief Compliance Officer and Corporate Secretary of Aralez Pharmaceuticals Inc., or Aralez, a pharmaceutical company, from February 2016 to March 2018. Prior to that, he served in similar capacities for Pozen Inc., Aralez’s predecessor, from June 2015 to February 2016. Mr. Trachtenberg also formerly served as Deputy General Counsel at Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company, from May 2012 through its acquisition by Endo Pharmaceuticals in February 2015. Prior to Auxilium, he was Vice President, General Counsel and Corporate Secretary of Enobia Pharma, Inc. from April 2011 through its acquisition by Alexion Pharmaceuticals in April 2012. Prior to that, Mr. Trachtenberg served as Vice President and Associate General Counsel of Sepracor Inc. (now known as Sunovion Pharmaceuticals Inc.) commencing in May 2007 and remained in that position following the acquisition of Sepracor Inc. by Dainippon Sumitomo Pharma through April 2011. Mr. Trachtenberg also held a Senior Counsel position at Kos Pharmaceuticals, Inc. from July 2005 to April 2007 before its acquisition by Abbott. Mr. Trachtenberg began his career at Blank Rome LLP. He holds a Juris Doctorate and Master of Business Administration from Temple University and a Bachelor of Science in Management from Tulane University.

Executive Compensation

The following discussion relates to the compensation of our President and Chief Executive Officer, Mark Iwicki, our Chief Operating Officer, Todd Bazemore, and our Chief Medical Officer, Kim Brazzell, Ph.D. for the periods presented. These three individuals are collectively referred to in this proxy statement as our named executive officers. Each year, our compensation committee and board of directors review and determine the compensation of our named executive officers.

Executive and Director Compensation Processes

Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and approval of our board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves, or, as appropriate, makes recommendations to our board of directors for approval of our executive compensation program. In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Since 2018, our compensation committee has retained Radford, which is part of the Rewards Solution practice at Aon plc, as its independent compensation consultant, to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. Although our compensation committee considers the advice and guidelines of Radford as to our executive compensation program, our compensation committee ultimately makes its own decisions about these matters. During the fiscal year ended December 31, 2020, the compensation committee directly engaged Radford to develop a compensation peer group; assess our executive compensation program and develop recommendations covering salary, bonus, incentive and equity compensation; review the peer group’s long-term incentive compensation trends; assist with governance related matters and risk-assessment; review and assist in designing an equity compensation strategy for non-officer employees; and review our director compensation program. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford, the Compensation Committee approved the recommendations. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

The compensation committee reviewed information regarding the independence and potential conflicts of interest of Radford, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the compensation committee concluded that the engagement of Radford did not raise any conflict of interest. Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director compensation and makes recommendations to the board of directors with respect thereto.

Under its charter, the compensation committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. During fiscal year 2020, the compensation committee did not form or delegate authority to such subcommittees. In addition, under its charter, the compensation committee may delegate to one or more executive officers the power to grant options, restricted stock units or other stock awards pursuant to its 2017 Equity Incentive Plan, as amended, to employees who are not directors or executive officers of the Company. During fiscal year 2020, the compensation committee delegated authority to our Chief Executive Officer to grant certain stock options and restricted stock units to non-executive employees.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the periods presented.

				Stock	Option	All other
Name and Principal		Salary	Bonus	Awards	Awards	compensation		Total
Position	Year	($)	($)(1)	($)(2)	($)(3)	($)		($)
Mark Iwicki	2020	585,500	676,500	2,665,962	969,079	4,719	(4)	4,901,760
President and Chief Executive Officer	2019	563,500	304,290	—	1,685,024	3,353	(5)	2,556,167

Todd Bazemore	2020	455,700	273,420	1,170,000	318,777	10,419	(6)	2,228,316
Chief Operating Officer	2019	440,300	158,508	—	1,066,604	8,694	(7)	1,674,106

Kim Brazzell, Ph.D.	2020	455,700	373,420	1,170,000	318,329	19,155	(8)	2,336,604
Chief Medical Officer	2019	440,300	158,508	—	550,359	15,338	(9)	1,164,505

(1)	The amounts reported in the “Bonus” column reflect discretionary annual cash bonuses payable as of December 31 of each year to our executive officers for their performance, as well as special one-time cash bonuses paid to each of Mr. Iwicki and Dr. Brazzell of $150,000 and $100,000, respectively, for 2020 performance.
(2)	The amounts reported in the “Stock Awards” column reflect the aggregate fair value of restricted stock unit awards and performance-based restricted stock unit awards computed in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. See Note 13 to our financial statements appearing in our Annual Report on Form 10‑K, which was filed with the SEC on February 25, 2021, regarding assumptions underlying the valuation of equity awards. For performance-based restricted stock unit awards included in the “Stock Awards” column, the amounts in the table reflect the grant date fair value of such awards based on the probable outcome at the time of grant, which reflects the maximum level of performance.
(3)	The amounts reported in the “Option Awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 13 to our financial statements appearing in our Annual Report on Form 10‑K, which was filed with the SEC on February 25, 2021, regarding assumptions underlying the valuation of equity awards.
(4)	Amount represents compensation of $4,719 from premiums we paid on behalf of Mr. Iwicki for life and disability insurance.
(5)	Amount represents compensation of $3,353 from premiums we paid on behalf of Mr. Iwicki for life and disability insurance.
(6)	Amount represents compensation of $5,700 from matching contributions made by us to Mr. Bazemore’s tax-qualified 401(k) Savings Plan account and $4,719 from premiums we paid on behalf of Mr. Bazemore for life and disability insurance.
(7)	Amount represents compensation of $5,600 from matching contributions made by us to Mr. Bazemore’s tax-qualified 401(k) Savings Plan account and $3,094 from premiums we paid on behalf of Mr. Bazemore for life and disability insurance.

(8)	Amount represents compensation of $5,700 from matching contributions made by us to Dr. Brazzell’s tax-qualified 401(k) Savings Plan account and $13,455 from premiums we paid on behalf of Dr. Brazzell for life and disability insurance.
(9)	Amount represents compensation of $5,600 from matching contributions made by us to Dr. Brazzell’s tax-qualified 401(k) Savings Plan account and $9,738 from premiums we paid on behalf of Dr. Brazzell for life and disability insurance.

Narrative Disclosure to Summary Compensation Table

Base Salary. In December 2019, our compensation committee increased Mr. Iwicki’s, Mr. Bazemore’s and Dr. Brazzell’s annual base salaries to $585,500, $455,700 and $455,700, respectively, effective January 1, 2020.

In December 2020, our compensation committee increased Mr. Iwicki’s, Mr. Bazemore’s and Dr. Brazzell’s annual base salaries to $643,500, $489,878 and $476,207, respectively, effective January 1, 2021.

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual Bonus. Performance-based bonuses, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve annual goals based on our strategic, financial and operating performance objectives. Historically, our board of directors or our compensation committee has approved discretionary annual cash bonuses to our named executive officers with respect to their prior year performance.

With respect to 2020 performance, our compensation committee awarded bonuses of $526,500, $273,420 and $273,420 to Mr. Iwicki, Mr. Bazemore and Dr. Brazzell, respectively. Mr. Iwicki’s individual performance-based target bonus amount for 2021, expressed as a percentage of his 2021 base salary, is 60%. Mr. Bazemore’s individual performance-based target bonus amount for 2021, expressed as a percentage of his 2021 base salary, is 50%. Dr. Brazzell’s individual performance-based target bonus amount for 2021, expressed as a percentage of his 2021 base salary, is 45%. In addition, with respect to 2020 performance, our compensation committee awarded special one-time bonuses to Mr. Iwicki and Dr. Brazzell of $150,000 and $100,000, respectively. These special one-time bonuses were awarded as a result of Mr. Iwicki’s and Dr. Brazzell’s contributions to our significant accomplishments during 2020, including the achievement of positive data from our pivotal STRIDE 3 clinical trial of EYSUVIS®, resubmission of the EYSUVIS New Drug Application to the U.S. Food and Drug Administration, or FDA, significantly ahead of internal timelines and industry standard while in the midst of the global COVID-19 pandemic, and approval of EYSUVIS by the FDA.

Equity Incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our compensation committee periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options, time-based restricted stock units or performance-based restricted stock units.

In January 2020, based on overall performance, we granted to Mr. Iwicki options to purchase 365,000 shares of our common stock and to each of Mr. Bazemore and Dr. Brazzell options to purchase 120,000 shares of our common stock. All of the options granted in 2020 to Mr. Iwicki, Mr. Bazemore and Dr. Brazzell vest monthly as to 1/48th of the shares underlying the option.

In June 2020, based on overall performance, we granted restricted stock units with respect to 49,560, 19,000 and 19,000 shares of our common stock to Mr. Iwicki, Mr. Bazemore and Dr. Brazzell, respectively. Such awards vest as to 50% of the shares on June 25, 2021 and the remaining 50% of the shares on June 25, 2022. In June 2020, we also granted performance-based restricted stock units tied to FDA approval of EYSUVIS with respect to 178,300, 81,000 and 81,000 shares of our common stock to Mr. Iwicki, Mr. Bazemore and Dr. Brazzell, respectively. In October 2020, we determined that the performance condition for the awards has been achieved, following which the awards will vest as to 50% of the shares on October 26, 2021, the first anniversary of the achievement of the performance condition, and as to the remaining 50% of the shares on October 26, 2022, the second anniversary of the achievement of the performance condition.

Prior to our IPO, our executives were eligible to participate in our 2009 Employee, Director and Consultant Equity Incentive Plan, as amended, or the 2009 Plan. Following the closing of our IPO, our employees and executives became eligible to receive stock options and other stock-based awards pursuant to the 2017 Equity Incentive Plan and no further grants are made under the 2009 Plan. For a description of our 2009 Plan and our 2017 Equity Incentive Plan, as amended, see “—Stock Option and Other Compensation Plans”.

Historically, we have used stock options to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually, if we have performed as expected or better than expected. The award of stock options to our executive officers, including our Chief Executive Officer, generally have been and going forward are expected to be made by our compensation committee. We have granted stock options to our executive officers with both time-based and performance-based vesting. Since our IPO and going forward, annual and other option grants made to existing executive officers and employees typically vest monthly as to 1/48th of the shares underlying the option. Vesting and exercise rights cease shortly after termination of employment except in the case of death or disability and, in certain circumstances, including, upon a change in control. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. In addition, we have historically granted stock options with exercise prices that are equal to the fair market value of our common stock on the date of grant as determined by our board of directors or compensation committee, based on a number of objective and subjective factors. The exercise price of all stock options granted after our IPO has been and will be equal to the fair market value of shares of our common stock on the date of grant, which will be determined by reference to the closing market price of our common stock on the date of grant.

In June 2020, we also began to use restricted stock units to compensate our executive officers if we have performed as expected or better than expected. The award of restricted stock units to our executive officers, including our Chief Executive Officer, generally have been and going forward are expected to be made by our board of directors. We have granted restricted stock units to our executive officers with both time-based and performance-based vesting. Time-based awards vest over two or three years, as applicable. Prior to settlement of the restricted stock units, the holder has no rights as a stockholder with respect to the shares subject to such restricted stock unit, including no voting rights and no right to receive dividends or dividend equivalents.

None of our executive officers is currently party to an employment agreement that provides for automatic equity awards.

Outstanding Equity Awards at December 31, 2020

The following table sets forth information regarding all outstanding equity awards held by each of our named executive officers as of December 31, 2020.

	Option Awards						Stock Awards
										Equity	Equity
										Incentive	Incentive
										Plan Awards:	Plan Awards:
										Number of	Market or
							Number		Market	Unearned	Payout Value
	Number of	Number of		Number of			of Shares		Value	Shares, Units	of Unearned
	Securities	Securities		Securities			or Units		of Shares	or Other	Shares, Units
	Underlying	Underlying		Underlying			of Stock		or Units of	Rights	or Other
	Unexercised	Unexercised		Unexercised	Option	Option	That		Stock That	That Have	Rights That
	Options (#)	Options (#)		Unearned	Exercise	Expiration	Have Not		Have Not	Not	Have Not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)		Vested ($)(1)	Vested (#)	Vested ($)
Mark Iwicki	272,496	—		—	$3.34	6/3/2025	—		—	—	—
	378,844	—		—	$5.21	9/11/2025	—		—	—	—
	609,811	—		—	$3.34	6/17/2026	—		—	—	—
	67,164	11,468	(2)	—	$15.00	7/18/2027	—		—	—	—
	162,917	67,083	(3)	—	$12.86	2/6/2028	—		—	—	—
	220,417	239,583	(4)	—	$5.19	1/1/2029	—		—	—	—
	83,646	281,354	(5)	—	$3.84	1/1/2030	—		—	—	—
	—	—		—	—	—	49,560	(15)	$336,017	—	—
	—	—		—	—	—	178,300	(16)	$1,208,874	—	—
Todd Bazemore	132,583	39,417	(6)	—	$19.60	11/19/2027	—		—	—	—
	17,708	7,292	(7)	—	$12.86	2/6/2028	—		—	—	—
	83,854	91,146	(8)	—	$5.19	1/1/2029	—		—	—	—
	51,042	123,958	(9)	—	$3.45	10/10/2029	—		—	—	—
	27,500	92,500	(10)	—	$3.84	1/1/2030	—		—	—	—
	—	—		—	—	—	19,000	(15)	$128,820	—	—
	—	—		—	—	—	81,000	(16)	$549,180	—	—
Kim Brazzell, M.D.	15,430	—		—	$5.21	10/2/2025	—		—	—	—
	102,341	—		—	$3.34	6/17/2026	—		—	—	—
	40,267	6,875	(11)	—	$15.00	7/18/2027	—		—	—	—
	49,583	20,417	(12)	—	$12.86	2/6/2028	—		—	—	—
	71,875	78,125	(13)	—	$5.19	1/1/2029	—		—	—	—
	27,500	92,500	(14)	—	$3.84	1/1/2030	—		—	—	—
	—	—		—	—	—	19,000	(15)	$128,820	—	—
	—	—		—	—	—	81,000	(16)	$549,180	—	—

(1)	Amounts shown are based on a price of $6.78 per share, which was the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2020, the last trading day of the year.
(2)	Mr. Iwicki’s option vests over four years, with 2.0833% of the shares underlying the option vested on August 31, 2017 and 2.0833% of the shares vesting monthly thereafter.
(3)	Mr. Iwicki’s option vests over four years, with 2.0833% of the shares underlying the option vested on March 7, 2018 and 2.0833% of the shares vesting monthly thereafter.
(4)	Mr. Iwicki’s option vests over four years, with 2.0833% of the shares underlying the option vested on February 2, 2019 and 2.0833% of the shares vesting monthly thereafter.
(5)	Mr. Iwicki’s option vests over four years, with 2.0833% of the shares underlying the option vested on February 2, 2021 and 2.0833% of the shares vesting monthly thereafter.
(6)	Mr. Bazemore’s option vests over four years, with 25% of the shares underlying the option vested on November 20, 2018 and 2.0833% vesting monthly thereafter.
(7)	Mr. Bazemore’s option vests over four years, with 2.0833% of the shares underlying the option vested on March 7, 2018 and 2.0833% of the shares vesting monthly thereafter.

(8)	Mr. Bazemore’s option vests over four years, with 2.0833% of the shares underlying the option vested on February 2, 2019 and 2.0833% of the shares vesting monthly thereafter.
(9)	Mr. Bazemore’s option vests over four years, with 2.0833% of the shares underlying the option vested on November 15, 2019 and 2.0833% of the shares vesting monthly thereafter.
(10)	Mr. Bazemore’s option vests over four years, with 2.0833% of the shares underlying the option vested on February 2, 2020 and 2.0833% of the shares vesting monthly thereafter.
(11)	Dr. Brazzell’s option vests over four years, with 2.0833% of the shares underlying the option vested on August 31, 2017 and 2.0833% of the shares vesting monthly thereafter.
(12)	Dr. Brazzell’s option vests over four years, with 2.0833% of the shares underlying the option vested on March 7, 2018 and 2.0833% of the shares vesting monthly thereafter.
(13)	Dr. Brazzell’s option vests over four years, with 2.0833% of the shares underlying the option vested on February 2, 2019 and 2.0833% of the shares vesting monthly thereafter.
(14)	Dr. Brazzell’s option vests over four years, with 2.0833% of the shares underlying the option vested on February 2, 2020 and 2.0833% of the shares vesting monthly thereafter.
(15)	The restricted stock units vest as to 50% of the shares on June 25, 2021 and as to the remaining 50% of the shares on June 25, 2022.
(16)	The performance-based restricted stock units vest as to 50% of the shares on October 26, 2021, the first anniversary of the achievement of the performance condition, and as to the remaining 50% of the shares on October 26, 2022, the second anniversary of the achievement of the performance condition.

Employment Agreements with Named Executive Officers

Letter Agreement with Mr. Iwicki

Mr. Iwicki was appointed as our Chief Executive Officer and Chairman of our board of directors pursuant to a letter agreement with us dated September 10, 2015, which amended and restated a prior letter agreement. In August 2017, Mr. Iwicki was appointed as our President. Mr. Iwicki is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason.

Mr. Iwicki’s base salary is subject to annual review and adjustment by our compensation committee. In December 2020, Mr. Iwicki’s annual base salary was increased to $643,500, effective January 1, 2021. In addition, Mr. Iwicki is eligible to receive a discretionary bonus in a target amount of 60% of his annual base salary, as determined by our board of directors in its sole discretion.

On March 11, 2019, Mr. Iwicki’s employment letter agreement was amended to revise the severance benefits he is entitled to receive upon termination in connection with the following events. Subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of Mr. Iwicki’s employment by us without cause or by him for good reason, each as defined in his employment letter agreement, and such termination is not within the twenty-four month period following a change of control, as defined in his employment letter agreement, Mr. Iwicki will be entitled to a lump sum payment in an amount equal to (i) twenty-four months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) an amount equal to 200% of his target bonus attributable to the year of termination and (iv) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives. In addition, Mr. Iwicki will be entitled to twenty-four months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the twenty-four month period.

Further, in the event of the termination of Mr. Iwicki’s employment by us without cause or by him for good reason within the twenty-four month period following a change of control, Mr. Iwicki will be entitled to a lump sum payment in an amount equal to (i) thirty months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) 250% of the greater of (A) the average bonus Mr. Iwicki received during the two years prior to termination or resignation, or (B) the target bonus for the year of termination or resignation. In addition, Mr. Iwicki will be entitled thirty months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for thirty months.

In addition, in the event we terminate his employment or other service relationship with us without cause, he terminates his employment or other service relationship with us for good reason, or his employment or other service relationship with us terminates by reason of his death or disability, Mr. Iwicki is entitled to the automatic vesting and exercisability of any unvested options that would have vested if Mr. Iwicki’s employment or other service relationship with us had continued for twenty-four months following such termination. In addition, provided Mr. Iwicki is an employee, member of our board of directors or is otherwise providing services to us at the time of a change of control, as defined in the letter agreement, or in the event of the termination of Mr. Iwicki’s employment by us without cause or by him for good reason in contemplation of a change of control, as defined in the letter agreement, Mr. Iwicki’s time-based equity awards will vest in full upon consummation of such change in control. Options granted to Mr. Iwicki will be exercisable for up to eighteen months following the termination of his employment or other relationship with us other than a termination for cause. Mr. Iwicki also is entitled to piggyback registration rights with respect to options granted pursuant to his employment letter agreement.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason within the twenty-four month period following a change of control, Mr. Iwicki is entitled to the automatic vesting and exercisability of any options and other equity awards granted to him following a change of control that vest solely based on his continued employment and have not vested.

Letter Agreement with Mr. Bazemore

Mr. Bazemore was appointed as our Chief Operating Officer pursuant to a letter agreement with us dated November 6, 2017. Mr. Bazemore is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason.

Mr. Bazemore’s base salary is subject to annual review and adjustment by our compensation committee. In December 2020, Mr. Bazemore’s annual base salary was increased to $489,878, effective January 1, 2021. In addition, Mr. Bazemore is eligible to receive a discretionary bonus in a target amount of 50% of 2021 annual base salary, as determined by our board of directors in its sole discretion.

On March 11, 2019, Mr. Bazemore’s employment letter agreement was amended to revise the severance benefits he is entitled to receive upon termination in connection with the following events. Subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of Mr. Bazemore’s employment by us without cause or by him for good reason, each as defined in his employment letter agreement, and such termination is not within the twenty-four month period following a change of control, as defined in his employment letter agreement, Mr. Bazemore will be entitled to a lump sum payment in an amount equal to (i) twelve months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) an amount equal to 100% of his target bonus for the year of termination. In addition, Mr. Bazemore is entitled to twelve months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the twelve-month period.

Further, in the event of the termination of Mr. Bazemore’s employment by us without cause or by him for good reason within the twenty-four month period following a change of control, Mr. Bazemore will be entitled to a lump sum payment in an amount equal to (i) eighteen months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) 150% of the greater of (A) the average bonus Mr. Bazemore received during the two years prior to termination or resignation, or (B) the target bonus for the year of termination or resignation. In addition, Mr. Bazemore is entitled to eighteen months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the eighteen-month period.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason, Mr. Bazemore is entitled to the automatic vesting and exercisability of any options and other equity awards granted to him that vest solely based on his continued employment that would have vested if his employment had continued for twelve months following such termination, and any performance-based grants with the performance period ending within one year after the termination shall be treated as having satisfied any service requirement with respect thereto and shall vest subject to, and only to the extent of, the satisfaction of the applicable performance goals at the end of the applicable performance period.

In the event we terminate his employment without cause or he terminates his employment for good reason in contemplation of a change of control, as defined in the letter agreement, or within the twenty-four-month period following a change of control, Mr. Bazemore is entitled to the automatic vesting and exercisability of 100% of any options and other equity awards granted to him that vest solely based on his continued employment, and any performance based grants with a performance period ending within one year after the termination will be treated as having satisfied any service requirement with respect such grant, and will vest subject to, and only to the extent of, the satisfaction of the applicable performance goals at the end of the applicable performance period.

Letter Agreement with Dr. Brazzell

Dr. Brazzell was appointed to serve on a full-time basis as our Chief Medical Officer pursuant to a letter agreement with us dated May 10, 2016, which amended and restated a prior letter agreement. Dr. Brazzell is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason.

Brazzell’s base salary is subject to annual review and adjustment by our compensation committee. In December 2020, Dr. Brazzell’s annual base salary was increased to $476,207, effective January 1, 2021. In addition, Dr. Brazzell is eligible to receive a discretionary bonus in a target amount of 45% of 2021 annual base salary, as determined by our compensation committee in its sole discretion.

On March 11, 2019, Dr. Brazzell’s employment letter agreement was amended to revise the severance benefits he is entitled to receive upon termination in connection with the following events. Subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of Dr. Brazzell’s employment by us without cause or by him for good reason, each as defined in his employment letter agreement, and such termination is not within the twenty-four month period following a change of control, as defined in his employment letter agreement, Dr. Brazzell will be entitled to a lump sum payment in an amount equal to (i) twelve months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) an amount equal to 100% of his target bonus for the year of termination. In addition, Dr. Brazzell is entitled to twelve months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the twelve-month period.

Further, in the event of the termination of Dr. Brazzell’s employment by us without cause or by him for good reason within the twenty-four month period following a change of control, Dr. Brazzell will be entitled to a lump sum payment in an amount equal to (i) eighteen months of his then-current annual base salary, (ii) any bonus earned for the year prior to the year of termination that has not yet been paid, (iii) a pro-rated portion of any bonus attributable to the year of termination based upon performance against company but not individual objectives and (iv) 150% of the greater of (A) the average bonus Dr. Brazzell received during the two years prior to termination or resignation, or (B) the target bonus for the year of termination or resignation. In addition, Dr. Brazzell is entitled to eighteen months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination and outplacement services for the eighteen-month period.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason, Dr. Brazzell is entitled to the automatic vesting and exercisability of any options and shares granted to him that vest solely based on his continued employment that would have vested if his employment had continued for twelve months following such termination. In the event of a change of control, as defined in his employment letter agreement, during his employment, Dr. Brazzell is entitled to the automatic vesting and exercisability of 100% of any options and restricted shares granted to him that vest solely based on his continued employment. The option referenced in his employment agreement for 162,135 shares is exercisable for a period of up to six months following his termination date.

In addition, in the event we terminate his employment without cause or he terminates his employment for good reason within the twenty-four-month period following a change of control, Dr. Brazzell is entitled to the automatic vesting and exercisability of any options and shares granted to him following a change of control that vest solely based on his continued employment and have not vested.

Employee Non-Competition, Non-Solicitation, Confidentiality, and Assignment of Inventions Agreements

Each of our named executive officers has entered into a standard form agreement with respect to non-competition, non-solicitation, confidential information and assignment of inventions. Under this agreement, each executive officer has agreed not to compete with us during his or her employment and for a period of one year after the termination of his or her employment and to protect our confidential and proprietary information indefinitely. Under this agreement, each of Mr. Iwicki and Dr. Brazzell has agreed not to solicit our employees or consultants during his employment and for a period of twelve months after the termination of his employment, and Mr. Bazemore has agreed not to solicit our employees or consultants during his employment and for a period of eighteen months after the termination of his employment, and each executive officer has agreed to protect our confidential and proprietary information indefinitely. In addition, under this agreement, each executive officer has agreed that we own all inventions, as defined in the agreement, that are developed during such executive officer’s employment and for a period of one year after the termination of his or her employment, to the extent such invention is our field of interest, as defined in the agreement. Each executive officer also agreed to assign to us any inventions which were not prepared or originated in the performance of employment but that were provided to us or incorporated into any of our products or systems.

Stock Option and Other Compensation Plans

In this section we describe our 2009 Employee, Director and Consultant Equity Incentive Plan, as amended to date, or the 2009 Plan, our 2017 Equity Incentive Plan, or the 2017 Plan, and our Amended and Restated 2017 Employee Stock Purchase Plan, or 2017 ESPP. Prior to our initial public offering of common stock, or IPO, which closed on July 25, 2017, we granted awards to eligible participants under the 2009 Plan. Following the closing of our IPO, we ceased granting awards under the 2009 Plan and started granting awards to eligible participants under the 2017 Plan.

2009 Plan

Our 2009 Plan was adopted by our board of directors and approved by our stockholders on December 11, 2009 and subsequently amended by our board in 2012, 2013, 2014 and 2015. The 2009 Plan provided for the grant of incentive stock options, non-qualified options, shares, restricted or otherwise, of our common stock, and other stock-based awards. We refer to awards granted under our 2009 Plan as stock rights. Our employees, directors and consultants were eligible to receive stock rights under our 2009 Plan; however incentive stock options could only be granted to our employees who are deemed to be residents of the United States.

The type of stock right granted under our 2009 Plan and the terms of such stock right are set forth in the applicable stock right award agreement.

Pursuant to the 2009 Plan, our board of directors (or a committee to which our board delegates its authority) administers the 2009 Plan. Subject to the provisions of the 2009 Plan, our board of directors is authorized to:

●	interpret the provisions of the 2009 Plan and all stock rights and make all rules and determinations that it deems necessary or advisable for the administration of the 2009 Plan;
●	amend any term or condition of an outstanding stock right, including, without limitation, to reduce or increase the exercise price or purchase price, accelerate the vesting or extend the expiration date, provided that no such change will impair a participant’s rights under any prior grant unless we obtain the participant’s consent;
●	purchase and/or cancel a stock right previously granted and grant other stock rights in substitution, which may cover the same or a different number of shares and which may have a lower or higher exercise or purchase price per share, based on such terms and conditions as the board of directors establishes and the participant accepts; and
●	adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate to facilitate the 2009 Plan or to comply with or take advantage of any tax or other laws applicable to us, any of our affiliates, or to participants, which sub-plans may include additional restrictions or conditions applicable to stock rights or shares issuable pursuant to a stock right.

Effect of certain changes in capitalization

If our shares of common stock are subdivided or combined into a greater or smaller number of shares, if we issue shares of common stock as a stock dividend, or if we make any distribution of additional, new or different shares or securities of ours or any distribution of non-cash assets with respect to our shares of common stock, then, subject to the terms of the 2009 Plan, our board of directors shall proportionately and appropriately adjust:

●	the number of shares of our common stock deliverable upon the exercise of an option or acceptance of a stock grant;
●	the exercise or purchase price per share; and
●	any other term or condition of a stock right.

Effect of certain corporate transactions

In the event that we are consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of our assets (other than a transaction to merely change the state of incorporation), which we refer to as corporate transactions, our board of directors, or the board of directors of any entity assuming our obligations under the 2009 Plan, must take one of the following actions pursuant to the 2009 Plan as to outstanding options, subject to the terms of the 2009 Plan:

●	provide for the continuation of the outstanding options by equitably substituting for the shares of our common stock then underlying such options either with securities of any successor or acquiring entity or the consideration payable with respect to the outstanding shares of our common stock in connection with the corporate transaction;
●	provide by written notice to the participants that the outstanding options will terminate unless exercised (to the extent then exercisable or made partially or fully exercisable by our board of directors for purposes of the corporate transaction) within a specified period following the date of the notice; or

●	terminate each outstanding option in exchange for a payment equal to the consideration payable upon consummation of the corporate transaction to a holder of the number of shares of our common stock into which such option would have been exercisable (to the extent then exercisable or made partially or fully exercisable by our board of directors for purposes of the corporate transaction), minus the aggregate exercise price of such option.

If there is a corporate transaction, our board of directors, or the board of directors of any entity assuming our obligations under the 2009 Plan, must take one of the following actions pursuant to the 2009 Plan as to outstanding stock grants, restricted or otherwise, subject to the terms of the 2009 plan:

●	provide for the continuation of the outstanding stock grants on the same terms and conditions by equitably substituting for the shares of our common stock then subject to such stock grants either with securities of any successor or acquiring entity or the consideration payable with respect to the outstanding shares of our common stock in connection with the corporate transaction; or
●	provide that each outstanding stock grant will terminate in exchange for a payment equal to the consideration payable upon consummation of the corporate transaction to a holder of the number of shares of our common stock comprising such stock grant (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights or our board of directors waives all forfeiture and repurchase rights upon the corporate transaction).

In taking any of the above actions with respect to stock rights, our board of directors will not be obligated to treat all stock rights, all stock rights held by a participant, or all stock rights of the same type, identically.

As of March 31, 2021, options to purchase 2,195,070 shares of common stock were outstanding under the 2009 Plan at a weighted average exercise price of $3.62 per share, and 968,207 options to purchase shares of our common stock had been exercised.

We will no longer grant awards under our 2009 Plan; however, awards outstanding under our 2009 Plan continue to be governed by their existing terms.

2017 Equity Incentive Plan

Our 2017 Plan, which became effective on July 19, 2017, was adopted by our board of directors and approved by our stockholders in July 2017. An amendment to our 2017 Plan was adopted by our board of directors on April 2020 and approved by our stockholders at the 2020 annual meeting of stockholders. The 2017 Plan provides for the grant of incentive stock options, non-qualified options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. The number of shares of our common stock reserved for issuance under the 2017 Plan is the sum of: (1) 3,786,883; plus (2) 241,548 shares available for issuance under the 2009 Plan at the time of our IPO and the number of shares of our common stock subject to outstanding awards under the 2009 Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right; plus (3) an annual increase, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2018 and continuing until, and including, the fiscal year ending December 31, 2027, equal to the lowest of 3,573,766 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of such fiscal year and an amount determined by our board of directors. The number of shares authorized for issuance under the 2017 Plan further increased each year, pursuant to the terms of the 2017 Plan, on the first of January beginning in 2018 by an amount equal to 4% of our then-outstanding common stock

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2017 Plan. Incentive stock options, however, may only be granted to our employees.

Pursuant to the terms of the 2017 Plan, our board of directors (or a committee delegated by our board of directors or, subject to certain limitations, officers delegated by our board of directors) administers the plan and, subject to any limitations in the plan, selects the recipients of awards and determines:

●	the number of shares of our common stock covered by options and the dates upon which the options become exercisable;
●	the type of options to be granted;
●	the duration of options, which may not be in excess of ten years;
●	the exercise price of options, which must be at least equal to the fair market value of our common stock on the date of grant; and
●	the number of shares of our common stock subject to and the terms of any stock appreciation rights, restricted stock awards, restricted stock units or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price (though the measurement price of stock appreciation rights must be at least equal to the fair market value of our common stock on the date of grant and the duration of such awards may not be in excess of ten years).

If our board of directors delegates authority to an executive officer to grant awards under the 2017 Plan, the executive officer will have the power to make awards to all of our employees, except executive officers. Our board of directors will fix the terms of the awards to be granted by such executive officer, including the exercise price of such awards (which may include a formula by which the exercise price will be determined), and the maximum number of shares subject to awards that such executive officer may make.

Effect of certain changes in capitalization

Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, our board of directors shall equitably adjust:

●	the number and class of securities available under the 2017 Plan;
●	the share counting rules under the 2017 Plan;
●	the number and class of securities and exercise price per share of each outstanding option;
●	the share and per-share provisions and the measurement price of each outstanding stock appreciation right;
●	the number of shares subject to, and the repurchase price per share subject to, each outstanding restricted stock award; and
●	the share and per-share related provisions and the purchase price, if any, of each other stock-based award.

Effect of certain corporate transactions

Upon a merger or other reorganization event (as defined in our 2017 Plan), our board of directors may, on such terms as our board determines (except to the extent specifically provided otherwise in an applicable award agreement or other agreement between the participant and us), take any one or more of, or a combination of, the following actions pursuant to the 2017 Plan as to some or all outstanding awards, other than restricted stock awards:

●	provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation (or an affiliate thereof);
●	upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited, and/or vested but unexercised awards will terminate, immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of the notice;
●	provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such reorganization event;
●	in the event of a reorganization event pursuant to which holders of shares of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award; and/or
●	provide that, in connection with a liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings).

Our board of directors does not need to take the same action with respect to all awards, all awards held by a participant or all awards of the same type.

In the case of certain restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights with respect to outstanding restricted stock awards will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, securities or other property into which shares of our common stock are converted or exchanged pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award or any other agreement between the participant and us.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2017 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part as the case may be.

No award may be granted under the 2017 Plan on or after July 19, 2027. Our board of directors may amend, suspend or terminate the 2017 Plan at any time, except that stockholder approval may be required to comply with applicable law or stock market requirements.

As of March 31, 2021, options to purchase 6,948,258 shares of common stock were outstanding under the 2017 Plan at a weighted average exercise price of $7.88 per share, and 70,043 options to purchase shares of our common stock had been exercised. As of March 31, restricted stock units with respect to 1,365,592 shares of common stock were outstanding under the 2017 Plan.

As of March 31, 2021, 1,846,235 shares of common stock were available for future issuance under our 2017 Plan.

Amended and Restated 2017 Employee Stock Purchase Plan

Our 2017 ESPP, which became effective on July 19, 2017, was adopted by our board of directors and approved by our stockholders in July 2017 and amended and restated by our board of directors in December 2018. The 2017 ESPP is administered by our board of directors or by a committee appointed by our board of directors. The 2017 ESPP initially provides participating employees with the opportunity to purchase an aggregate of 223,341 shares of our common stock. The number of shares of our common stock reserved for issuance under the 2017 ESPP will automatically increase on the first day of each fiscal year, beginning on January 1, 2019 and ending on December 31, 2029, in an amount equal to the lowest of: (1) 893,441 shares of our common stock; (2) 1% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year; and (3) an amount determined by our board of directors. The number of shares authorized for issuance under the 2017 ESPP increased each year, pursuant to the terms of the 2017 ESPP, on the first of January beginning in 2019 by an amount equal to 1% of our then-outstanding common stock.

All of our employees and employees of any of our designated subsidiaries, as defined in the 2017 ESPP, are eligible to participate in the 2017 ESPP, provided that:

●	such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year; and
●	such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the 2017 ESPP.

We retain the discretion to determine which eligible employees may participate in an offering under applicable Treasury regulations.

We may make one or more offerings to our eligible employees to purchase stock under the 2017 ESPP beginning at such time and on such dates as our board of directors may determine, or the first business day thereafter. Each offering will consist of a six-month offering period during which payroll deductions will be made and held for the purchase of our common stock at the end of the offering period. Our board of directors or a committee appointed by our board, may, at its discretion, choose a different period of not more than 12 months for offerings. The first offering period under our 2017 ESPP commenced on January 1, 2019 and subsequent offering periods commenced on July 1, 2019 and January 1, 2020.

On each offering commencement date, each participant will be granted the right to purchase, on the last business day of the offering period, up to 25,000 shares of our common stock. No employee may be granted an option under the 2017 ESPP that permits the employee’s rights to purchase shares under the 2017 ESPP and any other employee stock purchase plan of ours or of any of our subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of our common stock (determined as of the first day of each offering period) for each calendar year in which the option is outstanding. In addition, no employee may purchase shares of our common stock under the 2017 ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our stock or the stock of any of our subsidiaries.

On the commencement date of each offering period, each eligible employee may authorize up to a maximum of 15% of his or her compensation to be deducted by us during the offering period. Each employee who continues to be a participant in the 2017 ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole shares of our common stock that his or her accumulated payroll deductions on such date will buy, not in excess of the maximum numbers set forth above. Under the terms of the 2017 ESPP, the purchase price shall be determined by our board of directors for each offering period and will be at least 85% of the applicable closing price of our common stock. If our board of directors does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or on the last business day of the offering period.

An employee may at any time prior to the close of business on the fifteenth business day prior to the end of an offering period, and for any reason, permanently withdraw from participation in an offering prior to the end of an offering period and permanently withdraw the balance accumulated in the employee’s account. Any balance remaining in an employee’s payroll deduction account at the end of an offering period will be automatically refunded to the employee. If a participating employee’s employment ends before the last business day of an offering period, no additional payroll deductions will be taken and the balance in the employee’s account will be paid to the employee.

We are required to make equitable adjustments to the extent determined by our board of directors or a committee of our board of directors to the number and class of securities available under the 2017 ESPP, the share limitations under the 2017 ESPP and the purchase price for an offering period under the 2017 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the 2017 ESPP), our board of directors or a committee of our board of directors may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the 2017 ESPP on such terms as our board of directors or committee determines:

●	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
●	upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board of directors or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;
●	upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;
●	in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the cash payment for each share surrendered in the reorganization event is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the 2017 ESPP minus (2) the result of multiplying such number of shares by the purchase price; and/or
●	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Our board of directors may at any time, and from time to time, amend or suspend the 2017 ESPP, or any portion of the 2017 ESPP. We will obtain stockholder approval for any amendment if such approval is required by Section 423 of the Internal Revenue Code of 1986, as amended, or the Code. Further, our board of directors may not make any amendment that would cause the 2017 ESPP to fail to comply with Section 423 of the Code. The 2017 ESPP may be terminated at any time by our board of directors. Upon termination, we will refund all amounts in the accounts of participating employees.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 90% of his or her pre-tax compensation, up to a statutory limit, which was $19,500 for 2020 and is $19,500 for 2021. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2020 was up to an additional $6,500 above the statutory limit and is up to an additional $6,500 above the statutory limited in 2021. We also make discretionary matching contributions to our 401(k) plan equal to 50% of the employee contributions up to 4% of the employee’s salary, subject to the statutorily prescribed limit, equal to $19,500 in 2020 and 2021. The discretionary matching contributions are capped at $5,700 and $5,800 in 2020 and 2021, respectively. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions and our discretionary match. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures.

Rule 10b5‑1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5‑1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5‑1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. It also is possible that the director or officer could amend or terminate the plan when not in possession of material, nonpublic information. In addition, our directors and executive officers may buy or sell additional shares outside of a Rule 10b5‑1 plan when they are not in possession of material, nonpublic information.

Anti-Hedging Policies

Our insider trading policy expressly prohibits all of our employees, including our executive officers, and our directors from engaging in any purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities.

Director Compensation

The table below shows all compensation to our non-employee directors during 2020.

	Fees Earned or	Option	Stock
	Paid in Cash	Awards	Awards	Total
Name	($)	($)(1)	($)(2)(3)(4)	($)
Gregory Grunberg	47,500	—	234,000	281,500
Andrew I. Koven	71,250	—	327,600	398,850
Robert Paull	60,000	—	234,000	294,000
Gregory D. Perry	60,000	—	234,000	294,000
Howard B. Rosen	50,000	—	234,000	284,000
Rajeev Shah	60,000	—	234,000	294,000

(1)	The aggregate outstanding options for each non-employee director as of December 31, 2020 were as follows:

Aggregate Options
Name	Outstanding(#)
Gregory Grunberg	46,920
Andrew I. Koven	59,880
Robert Paull	46,920
Gregory D. Perry	46,920
Howard Rosen	85,166
Rajeev Shah	46,920

(2)	The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock units awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See Note 13 to our financial statements appearing in our Annual Report on Form 10‑K, which was filed with the SEC on February 25, 2021, regarding assumptions underlying the valuation of equity awards.
(3)	The number of shares of common stock underlying restricted stock units granted to our non-employee directors in 2020 were as follows:

		Number of Shares
		Underlying
		Restricted Stock
		Units Granted in
Name	Grant Date	2020#
Gregory Grunberg	6/25/2020	20,000
Andrew I. Koven	6/25/2020	28,000
Robert Paull	6/25/2020	20,000
Gregory D. Perry	6/25/2020	20,000
Howard Rosen	6/25/2020	20,000
Rajeev Shah	6/25/2020	20,000

(4)	The aggregate number of shares of common stock underlying restricted stock units outstanding as of December 31, 2020 for each of our non-employee directors were as follows:

Aggregate Restricted
Name	Stock Units (#)
Gregory Grunberg	20,000
Andrew I. Koven	28,000
Robert Paull	20,000
Gregory D. Perry	20,000
Howard Rosen	20,000
Rajeev Shah	20,000

Mr. Iwicki, one of our directors who also serves as our President and Chief Executive Officer, does not receive any additional compensation for his service as a director. The compensation that we pay to our Chief Executive Officer is discussed under “—Summary Compensation Table” and “—Narrative Disclosure to Summary Compensation Table.”

During the year ended December 31, 2020, our non-employee directors were compensated for their services on our board of directors as follows:

●each non-employee director will receive an option to purchase 42,000 shares of our common stock, upon his or her initial election or appointment to our board of directors, which option will vest with respect to one third of the shares on the first anniversary of the grant and with respect to an additional 1/36th of the shares on each monthly anniversary thereafter and will vest automatically as to 100% of the unvested portion of such option upon specified change in control events;
●each non-employee director who has then served on our board of directors for at least six months will receive, on the date of the first board meeting held after each annual meeting of stockholders, 20,000 restricted stock units, and if then serving as the lead independent director, 28,000 restricted stock units, which restricted stock units will vest (A) on the earlier of (i) the first anniversary date of the previous year’s annual meeting or (ii) the date of the first annual meeting following the grant date, and (B) automatically as to 100% of the unvested portion of such restricted stock units upon specified change in control events, or the Annual Equity Grant. Each non-employee director shall be permitted to defer the receipt of such restricted stock units until the earlier of the director’s cessation of service to us or the date of a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i) (in each event, to the extent vested on such date);
●	each non-employee director will receive an annual fee of $40,000, which we refer to as the Annual Fee;
●	the lead independent director will receive an additional annual fee of $18,750; and
●	each non-employee director who serves as member of a committee of our board of directors will receive additional compensation as follows:
●	audit committee—an annual non-chair retainer of $10,000; chair annual retainer of $20,000;
●	compensation committee—an annual non-chair retainer of $7,500; chair annual retainer of $15,000; and
●	nominating and corporate governance committee—an annual non-chair retainer of $5,000; chair annual retainer of $10,000.

Each member of our board of directors also is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.

Beginning in 2021, each non-employee director will receive, in lieu of the Annual Fee described above, an annual fee of $50,000. Beginning in 2021, each non-employee director who has then served on our board of directors for at least six months will receive, on the date of the first board meeting held after each annual meeting of stockholders, in lieu of the Annual Equity Grant described above, 20,000 restricted stock units, and if then serving as the lead independent director, 25,000 restricted stock units, which restricted stock units will vest (A) on the earlier of (i) the first anniversary date of the previous year’s annual meeting or (ii) the date of the first annual meeting following the grant date, and (B) automatically as to 100% of the unvested portion of such restricted stock units upon specified change in control events. Each non-employee director shall be permitted to defer the receipt of such restricted stock units until the earlier of the director’s cessation of service to us or the date of a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i) (in each event, to the extent vested on such date).

Compensation Committee Interlocks and Insider Participation

For 2020, the members of our compensation committee were Rajeev Shah, Gregory Grunberg and Andrew I. Koven. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. None of the members of our compensation committee is, or has ever been, an officer or employee of our company.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2020. As of December 31, 2020, we had three equity compensation plans, our 2009 Plan, our 2017 Plan and our 2017 ESPP, each of which was approved by our stockholders. We have also made inducement awards to certain new hires, which awards were not approved by our stockholders.

Equity Compensation Plan Information

Number of
	Number of				securities
	securities to be		Weighted‑		remaining available
	issued upon		average		for future issuance
	exercise of		exercise price		under equity
	outstanding		of outstanding		compensation plans
	options		options		(excluding
	warrants and		warrants and		securities reflected
	rights		rights (#)		in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	7,799,285	(1)	$6.83	(2)	1,808,619	(3)(4)(5)
Equity compensation plans not approved by security holders	945,842	(6)	$8.65		—
Total	8,745,127		$7.03		1,808,619

(1)	Includes shares of our common stock issuable upon exercise of options to purchase common stock awarded under our 2009 Plan and our 2017 Plan and shares of our common subject to outstanding restricted stock units awarded under our 2017 Plan.
(2)	The calculation does not take into account the 942,222 shares of common stock subject to outstanding restricted stock units. Such shares will be issued at the time such awards vest (or upon the earlier of the director’s cessation of service or certain “change in control events”, if a non-employee director elects to defer the receipt of such restricted stock units), without any cash consideration payable for those shares.
(3)	Includes 1,323,847 shares of our common stock available for issuance under our 2017 Plan and 484,772 shares of common stock available for issuance under our 2017 ESPP.
(4)	The number of shares of common stock reserved for issuance under the 2017 Plan will be increased on the first day of each fiscal year through January 1, 2027, in amount equal to the lowest of: (i) 3,573,766 shares of common stock, (ii) 4% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year or (iii) an amount determined by our board of directors. On January 1, 2021, the shares under the 2017 Plan were increased by 2,356,615 shares pursuant to the annual increase described above.
(5)	The number of shares of our common stock reserved for issuance under the 2017 ESPP will be increased on the first day of each fiscal year through January 1, 2029, in an amount equal to the lowest of: (1) 893,441 shares of common stock, (2) 1% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year or (3) an amount determined by our board of directors. On January 1, 2021, the shares under the 2017 ESPP were increased by 589,153 shares pursuant to the annual increase described above.
(6)	Represents inducement option awards granted to employees in accordance with Nasdaq Listing Rule 5635(c)(4) each with an exercise price equal to closing price of our common stock on the date of grant and vesting over four years with 25% of the shares underlying each option vesting on the first anniversary of the applicable employee’s new hire date and 2.0833% vesting monthly thereafter.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. The audit committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020 and discussed them with Company management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

The audit committee has received from, and discussed with, Deloitte & Touche LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission. In addition, the audit committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence, have considered the compatibility of non-audit services with the auditors’ independence and have discussed with Deloitte & Touche LLP its independence from management and the Company.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2020.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors
Gregory D. Perry, Chair

Robert Paull
Howard B. Rosen

MATTERS TO BE VOTED ON

Proposal 1: Election of Directors

Our Restated Certificate of Incorporation provides for a classified board of directors. This means our board of directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

Our board of directors consists of seven members, divided into three classes as follows:

Class I is comprised of Andrew I. Koven and Gregory D. Perry, each with a term ending at the 2021 annual meeting of stockholders;

Class II is comprised of Mark Iwicki and Gregory Grunberg, each with a term ending at the 2022 annual meeting of stockholders; and

Class III is comprised of Robert Paull, Howard B. Rosen and Rajeev Shah, each with a term ending at the 2023 annual meeting of stockholders.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated Andrew I. Koven and Gregory D. Perry for election as Class I directors, each with a term ending at the 2024 annual meeting of stockholders.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the Class I nominees identified above to a three-year term ending at the 2024 annual meeting of stockholders, each such nominee to hold office until his successor has been duly elected and qualified. Each of the nominees has indicated a willingness to continue to serve as director, if elected. In the event that any nominee should be unable to serve, discretionary authority is reserved for the named proxy holders to vote for a substitute, or to reduce the number of directors to be elected, or both. We do not expect that any of the nominees will be unable to serve if elected.

A plurality of the combined voting power of the shares of common stock present virtually or represented by proxy at the annual meeting and entitled to vote is required to elect each nominee as a director.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ANDREW I. KOVEN AND GREGORY D. PERRY TO SERVE AS CLASS I DIRECTORS.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed the firm of Deloitte & Touche LLP, or Deloitte, an independent registered public accounting firm, as independent auditors for the fiscal year ending December 31, 2021. Although stockholder approval of our audit committee’s appointment of Deloitte is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee will reconsider its appointment of Deloitte. Deloitte has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of Deloitte are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Audit Fees and Services

Deloitte was our independent registered public accounting firm for the years ended December 31, 2020 and December 31, 2019. The following table summarizes the fees Deloitte billed to us for the last two fiscal years. All such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Years Ended December 31,
Fee Category	2020	2019
Audit Fees(1)	$917,051	$771,730
Audit-Related Fees	—	—
Tax Fees(2)	85,793	98,845
All Other Fees(3)	1,895	1,895
Total Fees	$1,004,739	$872,470

(1)

Audit fees consist of fees billed for professional services rendered by Deloitte & Touche LLP for the audits of our annual consolidated financial statements, the reviews of our interim consolidated financial statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements, including, our registration statements.

(2)	Tax fees consist of fees for professional services with respect to tax compliance, tax advice and tax planning.
(3)

All other fees include fees and expenses for services which do not fall within the categories described above. All other fees consisted of a subscription to Deloitte & Touche LLP’s Accounting and Research Tool.

Pre-approval policies

The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. In 2020, the audit committee delegated to its chair the authority to pre-approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. By the terms of this delegated authority, the chair must be report on any such approval of services pursuant to the such authority at the first regularly scheduled meeting of the audit committee following such approval. The audit committee does not delegate its responsibility to approve services performed by the independent auditor to any member of management.

The standard applied by the audit committee, or the chair of the audit committee, in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2021 by:

●	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
●	each of our current directors;
●	our principal executive officer and our two other executive officers who served during the year ended December 31, 2020, named in the Summary Compensation table above, whom, collectively, we refer to as our named executive officers; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Percentage of beneficial ownership is based on 63,805,108 shares of our common stock outstanding as of March 31, 2021. In addition, shares of common stock subject to options or other rights currently exercisable, or exercisable within 60 days of March 31, 2021, are deemed outstanding and beneficially owned for the purpose of computing the percentage beneficially owned by (i) the individual holding such options, warrants or other rights (but not any other individual) and (ii) the directors and executive officers as a group. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Kala Pharmaceuticals, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472.

	Number of	Percentage
	shares	of shares
	beneficially	beneficially
Name and Address of Beneficial Owner	owned	owned
5% Stockholders:
Entities affiliated with RA Capital(1)	10,874,613	17.04%
Entities affiliated with OrbiMed(2)	5,465,030	8.57%
Entities affiliated with Longitude Venture Partners(3)	5,411,860	8.48%
Entities affiliated with Eventide Asset Management, LLC(4)	3,450,000	5.41%
Directors and Named Executive Officers:
Mark Iwicki(5)	1,936,993	2.95%
Todd Bazemore(6)	401,376	*
Kim Brazzell, Ph.D.(7)	532,004	*
Gregory Grunberg, M.D.(8)	5,458,780	8.55%
Andrew I. Koven(9)	57,960	*
Robert Paull(10)	49,281	*
Gregory D. Perry(11)	42,120	*
Howard B. Rosen(12)	98,230	*
Rajeev Shah(13)	10,921,533	17.10%
All current executive officers and directors as a group (12 persons)(14)	20,713,855	30.55%

*Less than one percent

(1)	Based solely on a Form 4 and Schedule 13D/A filed with the SEC on March 13, 2020. Consists of (a) 9,186,904 shares of common stock held by RA Capital Healthcare Fund, L.P. (“RA Fund”) and (b) 1,687,709 shares of common stock held by a separately managed account (“RA Account”). RA Capital Management, L.P. (the “Adviser”) is the investment manager for the RA Fund and the RA Account. The general partner of the Adviser is

RA Capital Management GP, LLC (the "Adviser GP"), of which Dr. Peter Kolchinsky and Mr. Rajeev Shah, a member of our board of directors, are the managing members. The Adviser, the Adviser GP, Dr. Kolchinsky and Mr. Shah may be deemed indirect beneficial owners of the securities held by RA Fund and RA Account. The Adviser, the Adviser GP, Dr. Kolchinsky and Mr. Shah disclaim their beneficial ownership of all shares held by RA Fund and RA Account, except to the extent of its or his pecuniary interest therein. The address for RA Fund and RA Account is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(2)	Based solely on a Schedule 13G/A filed with the SEC on March 2, 2021 and information provided by OrbiMed. Consists of (i) 4,461,781 shares of common stock held by OrbiMed Private Investments VI, LP (“OPI VI”), (ii) 252,414 shares of common stock held by OrbiMed Genesis Master Fund, L.P. (“Genesis), and (iii) 750,835 shares of common stock held by OrbiMed Partners Master Fund Limited (“OPM”). OrbiMed Capital GP VI LLC (“GP VI”) is the general partner of OPI VI. OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of GP VI. OrbiMed Genesis GP LLC (“Genesis GP”) is the general partner of Genesis and OrbiMed Advisors is the managing member of Genesis GP. OrbiMed Capital LLC (“OrbiMed Capital”) is the investment advisor to OPM. OrbiMed Advisors and OrbiMed Capital are registered investment advisers under the Investment Advisors Act of 1940, as amended. OrbiMed Advisors and OrbiMed Capital exercise investment and voting power over the shares through a management committee comprised of Carl L. Gordon, Sven H. Borho, and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein, if any. The business address for the entities is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, New York 10022.
(3)	Based solely on a Schedule 13D/A filed with the SEC on March 23, 2020. Consists of (a) 2,877,006 shares of common stock held by Longitude Venture Partners II, L.P. (“LVPII”) and (b) 2,534,854 shares of common stock held by Longitude Venture Partners IV, L.P. (“LVPIV”). Longitude Capital Partners II, LLC (“LCPII”) is the sole general partner of LVPII and may be deemed to share voting and investment power over the shares held by LVPII. Longitude Capital Partners IV, LLC ("LCPIV") is the general partner of LVPIV and may be deemed to share voting and investment power with respect to the shares held by LVPIV. Patrick G. Enright and Juliet Tammenoms Bakker are managing members of LCPII and LCPIV and may be deemed to share voting and investment power over the shares held by LVPII and LVPIV. Gregory Grunberg, a member of our board of directors, is a member of LCPII and LCPIV and may be deemed to share voting and investment power over the shares held by LVPII and LVPIV. Each of LCPII, LCPIV, Mr. Enright, Ms. Tammenoms Bakker and Dr. Grunberg disclaims beneficial ownership of such shares, except to the extent of its, his or her pecuniary interest therein. The address for LVPII and LVPIV is 2740 Sand Hill Road, 2nd Floor, Menlo Park, CA 94025.
(4)	Based solely on a Schedule 13G filed with the SEC on February 12, 2021. Consists of 3,450,00 shares of common stock held by registered investment companies for which Eventide Asset Management, LLC acts as investment advisor and may therefore be deemed to be the beneficial owner of these shares. All 3,450,000 shares are held by the Eventide Healthcare & Life Sciences Fund. Eventide Asset Management, LLC has sole voting power and sole investment power over such shares. The address for Eventide Asset Management, LLC is One International Place, Suite 4210, Boston, Massachusetts 02110.
(5)	Consists of shares of common stock underlying options held by Mr. Iwicki that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.
(6)	Consists of (i) 10,042 shares of common stock beneficially owned by Mr. Bazemore and (ii) 384,104 shares of common stock underlying options held by Mr. Bazemore that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.
(7)	Consists of (i) 176,496 shares of common stock beneficially owned by Dr. Brazzell and (ii) 355,508 shares of common stock underlying options held by Dr. Brazzell that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.
(8)	Consists of (i) the shares described in note 3 above and (ii) 46,920 shares of common stock underlying options held by Dr. Grunberg that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.

(9)	Consists of shares of common stock underlying options held by Mr. Koven that are exercisable as of March 31, 2020 or will become exercisable within 60 days after such date.
(10)	Consists of (i) 2,361 shares of common stock owned by Mr. Paull and (ii) 46,920 shares of common stock underlying options held by Mr. Paull that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.
(11)	Consists of shares of common stock underlying options held by Mr. Perry that are exercisable as of March 31, 2020 or will become exercisable within 60 days after such date.
(12)	Consists of (i) 4,824 shares of common stock owned by Mr. Rosen, (ii) 8,240 shares of common stock owned by the Rosen/Doherty Revocable Trust Dated 6/11/01, of which Mr. Rosen is a co-trustee, and (iii) 85,166 shares of common stock underlying options held by Mr. Rosen that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.
(13)	Consists of (i) the shares described in note 1 above and (ii) 46,920 shares of common stock underlying options held by Mr. Shah that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.
(14)	Includes 3,995,083 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of holdings and transactions in our common stock and our other securities with the SEC. Directors, executive officers and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and representations made by the persons required to file these reports, we believe that, during the year ended December 31, 2020, our directors, executive officers and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them, except that (A) Robert Paull, a director, filed a late Form 4 with respect to shares of our common stock he acquired in May 2018, June 2018 and March 2020 through pro rata distributions from Lux Ventures II, L.P., of which he is a non-managing member, (B) Howard B. Rosen, a director, filed a late Form 4 with respect to shares of our common stock he acquired in August 2019 upon exercise of two separate stock options and (C) Todd Bazemore, an executive officer, filed a late Form 4 with respect to shares of our common stock acquired by his adult son in June 2020 and in October 2020 without Mr. Bazemore’s knowledge.

OTHER MATTERS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our company and our stockholders.

Stockholder Proposals for our 2022 Annual Meeting

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2022 annual meeting of stockholders, stockholder proposals must be received by us no later than December 29, 2021, which is 120 days prior to the first anniversary of the mailing date of this proxy, unless the date of the 2022 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2021 annual meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our by-laws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, we must receive other proposals of stockholders (including director nominations) intended to be presented at the 2022 annual meeting of stockholders but not included in the proxy statement by March 19, 2022, but not before February 17, 2022, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business on the 120th calendar day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made, whichever first. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2022 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our by-laws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to Kala Pharmaceuticals, Inc., Attention: Nominating and Corporate Governance Committee, 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our 2020 annual report to stockholders, which consists of our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020, to you if you write or call us at Kala Pharmaceuticals, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, Attention: Chief Financial Officer, telephone: (781) 996‑5252. If you would like to receive separate notices and copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. KALA PHARMACEUTICALS, INC. 490 ARSENAL WAY, SUITE 120 WATERTOWN, MA 02472 During The Meeting - Go to www.virtualshareholdermeeting.com/KALA2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D45215-P54571 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KALA PHARMACEUTICALS, INC. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following Class I director nominees to serve until the 2024 Annual Meeting of Stockholders: ! !! 1. Election of two Class I Directors Nominees: 01) Andrew I. Koven 02) Gregory D. Perry The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! ! ! 2. To ratify the appointment of Deloitte & Touche LLP as Kala Pharmaceuticals, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2021. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D45216-P54571 KALA PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 17, 2021 9:00 AM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Mark Iwicki, Eric Trachtenberg and Mary Reumuth or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KALA PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, ET on June 17, 2021 via the Internet at www.virtualshareholdermeeting.com/KALA2021, and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other matters as may be properly brought before the meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side